UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2022
_______________________________
Endo International plc
(Exact name of registrant as specified in its charter)
_______________________________

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
In response to views expressed by members of the staff of the U.S. Securities and Exchange Commission (the “Staff”) in comment letters issued to, and conversations with, pharmaceutical industry participants, Endo International plc (the “Company”) will, beginning with its first-quarter 2022 financial reporting, no longer exclude Acquired in-process research and development charges (previously labeled as “Upfront and milestone payments to partners”) from the non-GAAP performance measures utilized in connection with its quarterly financial reporting. The impacts of this change are not expected to be material for the three months ended March 31, 2022; however, results for this period have not yet been finalized and remain subject to the Company’s financial statement closing procedures. There can be no assurance that the Company’s final results for this period will not be materially affected by these changes. Prior comparative periods will be recast to conform to the new presentation when presented.
The following table summarizes the impact this change will have on select previously-reported non-GAAP financial measures compared to amounts previously reported (in thousands, except per share amounts):

	Reductions to Previously-Reported Amounts for the:
	Quarter-to-Date Periods Ended:				Year-to-Date Periods Ended:
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Adjusted EBITDA	$—	$(5,000)	$—	$(20,120)	$—	$(5,000)	$(5,000)	$(25,120)
Adjusted Income from Continuing Operations	$—	$(5,000)	$—	$(20,120)	$—	$(5,000)	$(5,000)	$(25,120)
Adjusted Diluted Net Income per Share from Continuing Operations	$—	$(0.02)	$—	$(0.08)	$—	$(0.02)	$(0.02)	$(0.11)
In addition, beginning with the first quarter 2022, these charges will be presented in a new financial statement line item labeled Acquired in-process research and development. Similar charges incurred in prior periods will be reclassified to this new line item for comparability.
Finally, beginning with the financial guidance provided in connection with its first-quarter 2022 financial reporting, the Company will begin to include in its forward-looking financial guidance the impact of Acquired in-process research and development charges already incurred in the relevant period, or expected to be incurred for transactions signed through a certain date, but will not include any impact for costs which may be incurred in connection with potential business development activities entered after such date.
The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 shall not be incorporated into any registration statement or other document filed by the Registrant with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including with respect to the effects of the Company’s anticipated changes to its financial measures. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo. All forward-looking statements in this Current Report on Form 8-K reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this Current Report on Form 8-K. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary
Dated: April 29, 2022